UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 26, 2015

Date of Report (Date of earliest event reported)

TWO RIVER BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	000-51889	20-3700861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

766 Shrewsbury Avenue, Tinton Falls, New Jersey		07724
(Address of principal executive offices)		(Zip Code)

(732) 389-8722 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2015, Two River Bancorp (the “Company”) entered into amendments to the change in control agreements with A. Richard Abrahamian and Alan B. Turner (the “Amended CIC Agreements”), effective May 31, 2015, which extend the terms of the existing change in control agreements (originally effective as of June 1, 2013). The term of the Amended CIC Agreements will terminate on May 31, 2017 unless a Change in Control, as defined in the CIC Agreement, occurs prior to such date, in which case the Amended CIC Agreement will terminate on the earlier of (i) the executive’s death, or (ii) the second anniversary of the Change in Control, whichever is later. The amendments also add to the severance provisions of the existing change in control agreements to provide that if the executive is terminated by Company without Cause or (b) the executive terminates his employment voluntarily for Good Reason prior to a Change in Control, and a Change in Control occurs within six (6) months thereafter, the executive shall be entitled to amounts and benefits under the change in control agreement in the same manner as though the executive had terminated employment on the next banking day after the Change in Control. The amendments to the change in control agreement also eliminate the provision that if the Company was providing the executive at the time of his termination without Cause or resignation with Good Reason with an automobile for his use, the executive also would have been entitled to have the title of that automobile transferred to him, free of all liens, encumbrances, claims or leases, for the consideration of $1.00. Finally, the amendments to the change in control agreements add clarifying language to further comply with Section 409A of the Internal Revenue Code.

The amendments referenced above are each incorporated herein by reference to the exhibits to this current report. This summary description of these amendments does not purport to be complete and is qualified in its entirety by reference to the amendments attached as exhibits to this current report.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2015, the shareholders of the Company approved an amendment to the Company’s certificate of incorporation making the provisions of Sections 14A:3-6.1 to 14A:3-6.9 of the New Jersey Business Corporation Act, relating to derivative proceedings and shareholder class actions, applicable to the Company (the “Amendment”).

The Amendment was effective on May 26, 2015. The amended and restated certificate of incorporation of the Company giving effect to the Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein in its entirety by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits:

3.1	Amended and Restated Certificate of Incorporation of Two River Bancorp, effective as of May 26, 2015.

10.1	First Amendment to Change in Control Agreement dated as of May 29, 2015 among TRB, TRCB and Alan B. Turner

10.2	First Amendment to Change in Control Agreement dated as of May 29, 2015 among TRB, TRCB and A. Richard Abrahamian

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO RIVER BANCORP

Dated: May 29, 2015

	By:	/s/ A. Richard Abrahamian
A. Richard Abrahamian
Executive Vice President and Chief Financial Officer